EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference to (a) the Registration Statement on Form S-3 (333-1044), as amended, and the Prospectus contained therein, (b) the Registration Statement on Form S-3 (033-55792-NY),as amended, and the Prospectus contained therein, (c) the Registration Statement on Form S-8 (333-01048), as amended, and the Prospectus contained therein, (d) the Registration Statement on Form S-3 (333-69311), as amended, and the Prospectus contained therein, (e) the Registration Statement on Form S-3 (333-30054) and the Prospectus contained therein, (f) the Registration Statement on Form S-3 (333-32642) and the Prospectus contained therein, and (g) the Registration Statement on Form S-8 (333-31832) and the Prospectus contained therein, of our report dated September 29, 2000, appearing on Page 23 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the years ended June 30, 2000 and 1999.


/s/ AMPER, POLITZINER & MATTIA P.A.

Edison, New Jersey
September 29, 2000